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                                  EXHIBIT 4.3
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 Form of Non-Qualified Stock Option Agreement dated September 30, 1998 by and between the Registrant and each of the Registrant's non-employee directors.
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                              Candela Corporation

                     Non-Qualified Stock Option Agreement
                     ------------------------------------


     Candela Corporation, a Delaware Corporation (the "Company"), hereby grants this (GrantDay) day of (GrantMonth), (GrantYear) to (Name), (the "Optionee"), an option to purchase a maximum of (Shares) shares of its Common Stock, $.01 par value, at the price of $(Price) per share, on the following terms and conditions:

     1.  Grant Under 1998 Stock Plan.  This option is granted pursuant to and is
         ---------------------------
governed by the Company's 1998 Stock Plan (the "Plan") and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on this date.

     2.  Grant as Non-Qualified Option;  Other Options.  This option shall be
         ---------------------------------------------
treated for federal income tax purposes as a Non-Qualified Option (rather than an incentive stock option), and the Board of Directors will take appropriate action, if necessary, to achieve this result. This option is in addition to any other options heretofore or hereafter granted to the Optionee by the Company, but a duplicate original of this instrument shall not affect the grant of another option.

     3.  Vesting.  This option is fully vested as of the date hereof and while
         -------
the Optionee continues to serve the Company or any Related Corporation in the capacity of an employee, officer, director or consultant (such service is described herein as maintaining or being involved in a "Business Relationship" with the Company), may be exercised up to and including the date, which is ten
(10) years from the date this option is granted. All of the foregoing rights are subject to Articles 4 and 5, as appropriate, if the Optionee ceases to maintain a Business Relationship with the Company or dies or becomes disabled or undergoes dissolution while involved in a business Relationship with the Company.

     4.  Termination of Employment.  If the Optionee ceases to maintain a
         -------------------------
Business Relationship with the Company, other than by reason of death or disability as defined in Article 5, this option shall terminate after the passage of ninety (90) days from the date the Business Relationship ceases, but in no event later than the scheduled expiration date. In such a case, the Optionee's only rights hereunder shall be those that are properly exercised before the termination of this option.

     5.  Death/Disability.  If the Optionee is a natural person who dies while
         ----------------
involved in a Business Relationship with the Company, this option may be exercised by his estate, personal representative or beneficiary to whom this option has been assigned pursuant to Article 10, at any time within 365 days after the date of death, but no later than the scheduled expiration date. If the Optionee is a natural person whose Business Relationship with the Company is terminated by reason of the Optionee's disability (as defined in the Plan), this option may be exercised at any time within 365 days after the date of such termination, but not later than the scheduled
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expiration date. At the expiration of such 365-day period or the scheduled expiration date, whichever is the earlier, this option shall terminate and the only rights hereunder shall be those as to which the option was properly exercised before such termination. If the Optionee is a corporation, partnership, trust or other entity that is dissolved, liquidated, becomes insolvent or enters into a merger or acquisition with respect to which such Optionee is not the surviving entity at the time when such entity is involved in a Business Relationship with the Company, this option shall immediately terminate as of the date of such event, and the only rights hereunder shall be those as to which this option was properly exercised before such dissolution or other event.

     6.  Partial Exercise.  Exercise of this option up to the extent above
         ----------------
stated may be made in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and a fractional share (or cash in lieu thereof) must be issued to permit the Optionee to exercise completely such final installment. Any fractional share with respect to which an installment of this option cannot be exercise because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Optionee in accordance with the terms hereof.

     7.  Payment of Price.  The option price is payable in United States dollars
         ----------------
and may be paid in cash or by check, or any combination of the foregoing, equal in amount to the option price.

     8.  Agreement to Purchase for Investment.  By acceptance of this option,
         ------------------------------------
the Optionee agrees that a purchase of shares under this option will not be made with a view to their distribution, as that term is used in the Securities Act of 1933, as amended, unless in the opinion of counsel to the Company such distribution is in compliance with or exempt from the registration and prospectus requirements of that Act, and the Optionee agrees to sign a certificate to such effect at the time of exercising this option and agrees that the certificate for the shares so purchased may be inscribed with a legend to ensure compliance with that Act.

     9.  Method of Exercising Option.  Subject to the terms and conditions of
         ---------------------------
this Agreement, this option may be exercised by written notice to the Company, at the principal executive office of the Company, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of shares in respect of which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. The certificate or certificates for the shares as to which this option shall have been so exercised shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising this option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising this option. In the event this option shall be exercised, pursuant to Article 5 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of
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                                      -3-

such person or persons to exercise this option. All shares that shall be purchased upon the exercise of this option as provided herein shall be fully paid and non-assessable.

     10.  Option Not Transferable.  This option is not transferable or
          -----------------------
assignable except by will or by the laws of descent and distribution. During the Optionee's lifetime, only the Optionee can exercise this option.

     11.  No Obligation to Exercise Option.  The grant and acceptance of this
          --------------------------------
option poses no obligation on the Optionee to exercise it.

     12.  No Obligation to Continue Business Relationship.  The Company and any
          -----------------------------------------------
Related Corporation (as defined in the Plan) are not by the Plan or this option obligated to continue to maintain a Business Relationship with the Optionee.

     13.  No Rights as Stockholder until Exercise.  The Optionee shall have no
          ---------------------------------------
rights as a stockholder with respect to shares subject to this Agreement until a stock certificate therefore has been issued to the Optionee and is fully paid for. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date such stock certificate is issued.

     14.  Capital Changes and Business Successions.   The Plan contains
          ----------------------------------------
provisions covering the treatment of options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference. In general, the Optionee should not assume that options necessarily would survive the acquisition of the Company.
In particular, without affecting the generality of the foregoing, it is understood that for the purposes of Articles 3 through 5 hereof, both inclusive, a Business Relationship with the Company includes a Business Relationship with a Related Corporation as defined in the Plan.

     15.  Withholding Taxes.  The Optionee hereby agrees that the Company may
          -----------------
withhold from the Optionee's wages or other remuneration the appropriate amount of federal, state and local taxes attributable to the Optionee's exercise of any installment of this option. At the company's discretion, the amount required to be withheld may be withheld in cash from such wages or other remuneration, or in kind from the Common Stock otherwise deliverable to the Optionee on exercise of this option. The Optionee further agrees that, if the Company does not withhold an amount from the Optionee's wages or other remuneration sufficient to satisfy the Company's withholding obligation, the Optionee will reimburse the Company on demand, in cash, for the amount under withheld.

     16.  Provision of Documentation to Optionee.  By signing this Agreement,
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the Optionee acknowledges receipt of a copy of this Agreement and a copy of the
Company's 1998 Stock Plan.
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     17.  Governing Law.  This Agreement shall be governed by and interpreted in
          -------------
accordance with the internal laws of the State of Delaware.

     18.  Entire Agreement.  This Agreement embodies the entire agreement and
          ----------------
understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter, including without limitation any letter agreement previously circulated by the Company.



                     (This space deliberately left blank)
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     IN WITNESS WHEREOF, the Company and the Optionee have caused this instrument to be executed, and the Optionee whose signature appears below acknowledges receipt of a copy of the Plan and acceptance of an original copy of this Agreement.


                                 CANDELA CORPORATION
_________________________
Optionee Signature


(Name)
_________________________        _____________________________________
Print Name of Optionee           Gerard E. Puorro, President and CEO


_________________________        _____________________________________
Street Address                   Date


_________________________
City      State      Zip


_________________________
Date